Exhibit 23.2
Wright, Moore, DeHart, Dupuis & Hutchinson, llc
Certified Public Accountants
100 Petroleum Drive, 70508
JOHN W. WRIGHT, CPA*	P.O. Box 80569 Lafayette, Louisiana 70598-0569	CHRISTINE R. DUNN, CPA
JAMES H. DUPUIS, CPA, CFP*	(337) 232-3637 FAX (337) 235-8557	MARY PATRICIA KEELEY, CPA
JAN H. COWEN, CPA*	www.wmddh.com	KRISTIE C. BOUDREAUX, CPA
LANCE E. CRAPPELL, CPA*		BRIDGET B. TILLEY, CPA, MT
MICAH R. VIDRINE, CPA*		DAMIAN H. SPIESS, CPA, CFP
TRAVIS M. BRINSKO, CPA*		DANE FALGOUT, CPA
RICK STUTES, CPA, CVA/ABV, APA*		PATRICK WAGUESPACK, CPA
ROBIN G. STOCKTON, CPA
*A PROFESSIONAL CORPORATION		ROBERT T. DUCHARME, II, CPA

RETIRED
JOE D. HUTCHINSON, CPA*
M. TROY MOORE, CPA*+
MICHAEL G. DeHART, CPA, CVA, MBA* (Retired)
Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.
Certified Public Accountants
We hereby consent to the incorporation by reference in the S-3 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 23, 2005 relating to the financial statements of Delta Rental Service, Inc. as of December 31, 2003 and December 31, 2004 and the years ended December 31, 2003 and December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.
Wright, Moore, DeHart,
Dupuis & Hutchinson, LLC
Wright, Moore, DeHart,
Dupuis & Hutchinson, L.L.C.
Lafayette, Louisiana
October 9, 2007
Circular 230 Disclaimer
To ensure compliance with the recently issued U.S. Treasury Circular 230 Notice, unless otherwise expressly indicated, any tax advice contained in this communication, or attachments thereto, was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code, or (ii) promoting, marketing, or recommending any tax-related matter addressed herein.